Exhibit 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                         FORM 10-QSB SEPTEMBER 30, 2005

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

      1. Statement of Cash Available for Distribution for the three months ended September 30, 2005:

            Net income                                           $       44,000
            Add: Depreciation charged to net income not
                 affecting cash available for distribution               12,000

            Less: Cash to reserves                                      (56,000)
                                                                 --------------
            Cash Available for Distribution                      $           --
                                                                 ==============
            Distributions Allocated to General Partners          $           --
                                                                 ==============
            Distributions Allocated to Limited Partners          $           --
                                                                 ==============

      2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2005:

      Entity Receiving                             Form of
        Compensation                             Compensation                     Amount
-----------------------------     -------------------------------------------   ----------
Winthrop
Management LLC                    Property Management Fees                      $    2,000

WFC Realty Co., Inc.
(Initial Limited Partner)         Interest in Cash Available for Distribution   $       --

One Winthrop Properties, Inc.
(General Partner)                 Interest in Cash Available for Distribution   $       --

Linnaeus-Hampshire Realty
Limited Partnership
(General Partner)                 Interest in Cash Available for Distribution   $       --

Quadrangle Associates I, LLC
(Limited Partner)                 Interest in Cash Available for Distribution   $       --

Londonderry Holdings LLC
(Limited Partner)                 Interest in Cash Available for Distribution   $       --


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